UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20539

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 20, 2006

Nature Vision, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-7475	41-0831186
(Commission File Number)	(IRS Employer Identification No.)

213 NW 4th Street

Brainerd, Minnesota 56401

(Address of Principal Executive Offices and Zip Code)

(218) 825-0733

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2006, Nature Vision, Inc. (the “Nature Vision”) and Promark International, Inc. (“Promark”) executed and delivered an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which Nature Vision sold its Norman photography product line to Promark. The terms of the transaction are described under Item 2.01 of this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The sale of Nature Vision’s Norman photography product line to Promark was completed on October 20, 2006 pursuant to the terms of the Asset Purchase Agreement. The transaction involved the sale of inventory, equipment and certain other assets relating to Nature Vision’s Norman photography product line for a total purchase price of approximately $2,400,000, of which $300,000 is payable pursuant to the terms of a three year note. The transaction was negotiated at arms length and prior to the transaction Nature Vision and Promark International, Inc. had no material relationship.

Nature Vision continues to operate two distinct divisions, the Nature Vision Division for outdoor recreation products, located in Brainerd, Minnesota, and the Vaddio Products Division for audio visual peripheral equipment, located in Minneapolis, Minnesota.

The foregoing statements are qualified in their entirety by the terms and conditions of the Asset Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(b)   Pro Forma Financial Information.

The unaudited pro forma financial information required by Article 11 of Regulation S-X is attached to this report as Exhibit 99.2.

(d)   Exhibits.

10.1	Asset Purchase Agreement, dated October 20, 2006, by and among Promark International, Inc. d/b/a Photogenic Professional Lighting and Nature Vision, Inc.

99.1	Press Release, dated October 20, 2006, of Nature Vision, Inc.

99.2	Unaudited Pro Forma Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE VISION, INC.
Date: October 26, 2006	/s/ Michael R. Day
Michael R. Day Chief Financial Officer